Exhibit 99.2

Operating Segment Information

Reclassification of Fiscal 2006 quarterly amounts for new segments as of the fourth quarter of Fiscal 2006 and discontinued operations presentation of our South African business unit.

	Fiscal 2006				Year Ended February 28, 2006
(In thousands of dollars)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net Sales:
North American Social Expression Products	$304,908	$267,660	$417,642	$328,682	$1,318,892
Intersegment items	(11,675)	(13,879)	(19,395)	(11,670)	(56,619)
Exchange rate adjustment	1,634	1,450	3,148	3,156	9,388

Net	294,867	255,231	401,395	320,168	1,271,661

International Social Expression Products	60,069	61,965	82,235	72,136	276,405
Exchange rate adjustment	2,776	(362)	(799)	(2,188)	(573)

Net	62,845	61,603	81,436	69,948	275,832

Retail Operations	42,860	39,085	41,556	83,264	206,765
Exchange rate adjustment	1,382	1,557	2,336	4,276	9,551

Net	44,242	40,642	43,892	87,540	216,316

AG Interactive	28,047	19,583	20,271	21,715	89,616
Exchange rate adjustment	214	(98)	(79)	(84)	(47)

Net	28,261	19,485	20,192	21,631	89,569

Non-reportable segments	8,206	6,936	4,297	9,438	28,877

Unallocated	1,048	1,068	779	551	3,446
Exchange rate adjustment	—	—	—	—	—

Net	1,048	1,068	779	551	3,446

	$439,469	$384,965	$551,991	$509,276	$1,885,701

Segment Earnings (Loss):
North American Social Expression Products	$79,470	$44,653	$96,704	$73,568	$294,395
Intersegment items	(8,535)	(10,162)	(13,617)	(8,415)	(40,729)
Exchange rate adjustment	687	576	1,275	1,167	3,705

Net	71,622	35,067	84,362	66,320	257,371

International Social Expression Products	2,271	2,827	(16,406)	119	(11,189)
Exchange rate adjustment	91	6	(2,448)	101	(2,250)

Net	2,362	2,833	(18,854)	220	(13,439)

Retail Operations	(6,238)	(11,049)	(25,068)	9,135	(33,220)
Exchange rate adjustment	(42)	(133)	95	778	698

Net	(6,280)	(11,182)	(24,973)	9,913	(32,522)

AG Interactive	330	485	1,456	1,966	4,237
Exchange rate adjustment	(95)	41	33	48	27

Net	235	526	1,489	2,014	4,264

Non-reportable segments	4,132	3,826	4,044	12,144	24,146

Unallocated	(28,581)	(22,418)	(22,692)	(27,212)	(100,903)
Exchange rate adjustment	94	206	60	(342)	18

Net	(28,487)	(22,212)	(22,632)	(27,554)	(100,885)

	$43,584	$8,858	$23,436	$63,057	$138,935